UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2021

FHC HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

Francesca’s Holding Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2021, in connection with the consummation of the asset sale and in accordance with the Amended and Restated Asset Purchase Agreement, dated as of January 19, 2021, by and between Francesca’s Holdings Corporation (the “Company”) and its subsidiaries, Francesca’s Acquisition, LLC, Tiger Capital Group, LLC, and TerraMar Capital, LLC, the Company, solely with respect to Section 5.1(f) of the Purchase Agreement, filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Name Change Amendment”) to the Company’s existing Amended and Restated Certificate of Incorporation solely for the purpose of amending the Company’s Articles of Incorporation to change the name of the Company from Francesca’s Holding Corporation to FHC Holdings Corporation. The Name Change Amendment became effective upon acceptance by the Secretary of State of the State of Delaware. The full text of the Name Change Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Name Change Amendment, the Company will notify the Clerk of the United States Bankruptcy Court for the District of Delaware (the “Court”) of the change to the Company’s corporate name and request that the Court enter an order changing the caption of the Company’s chapter 11 cases pending in the Court, Case No. 20-13076 (BLS).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: May 12, 2021	By:	/s/ Anthony Saccullo
Anthony Saccullo
Chief Wind-Down Officer